UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):February 7, 2014

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada (State or Other Jurisdiction of Incorporation)	41-1781991 (I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously disclosed and as part of the restructuring of Evolution Petroleum Corporation (the “Company”), Mr. Sterling McDonald, the Vice President, Chief Financial Officer and Treasurer of the Company, notified the Board of Directors that he has retired from his officer positions with the Company and as its Principal Financial Officer and Principal Accounting Officer, effective following the filing of the Form 10-Q of the Company on February 7, 2014.  The Company expects to pay Mr. McDonald a severance of $477,750 representing his base salary and anticipated bonus under the Company’s Cash Incentive Plan and approximately $52,000 in benefits.  In addition, the Company accelerated the vesting of Mr. McDonald’s previously unvested restricted stock awards with estimated stock compensation expense to the Company of approximately $220,000.

Mr. Randall D. Keys, age 54, was appointed by the Board of Directors effective immediately following the retirement of Mr. McDonald on February 7, 2014 to serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, and serve as its Principal Financial Officer and Principal Accounting Officer.  Prior to joining the Company, since 2006, Mr. Keys has been self-employed as a corporate financial consultant and as owner of a manufacturing firm.  From 2004 to 2007, he was a member of the Board of Directors of Far East Energy Corporation, a publicly traded energy company, and served as its Chief Financial Officer from 2007 to 2008.  From 2004 through 2006, he served as Chief Financial Officer of BPZ Energy, Inc., a publicly traded oil and gas company.  Mr. Keys other experience includes positions with Adobe Resources Corporation, Santa Fe Energy, Inc., Norcen Energy Resources Limited and Core Laboratories, N.V.  Mr. Keys has over 27 years of experience in the oil and gas industry.  He earned a BBA in Accounting from the University of Texas and began his career with the public accounting firm of KPMG.

Under his employment arrangement with the Company, Mr. Keys will have an initial base salary of $273,000.  He will be eligible for an annual short-term incentive award with a target of 75% of his base salary, prorated based on his starting date of employment.  His award will be subject to the achievement of certain performance goals.  Mr. Keys will also be eligible for a long-term performance award (LTIP) as determined by the Board of Directors.  As part Mr. Keys hiring, he received an award of 23,256 shares of restricted common stock under the Company’s Amended and Restated 2004 Stock Plan, as amended, which will vest over four years.   Mr. Keys also receives customary vacation, health insurance, and other benefits available to other employees, is eligible to participate in the Company’s 401(k) plan, and is also covered by the Company’s Change in Control Severance Policy.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: February 10, 2014	By:	/s/Robert Herlin
	Name:	Robert Herlin
	Title:	President and Chief Executive Officer

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